EXHIBIT 10.9
September 29, 2006
Ross Winston
166 Brandywine Drive
Williamsville, NY 14221
Dear Ross,
On behalf of Synacor, Inc., I am pleased to take this opportunity to congratulate you on your job performance. Based on your job performance, you will receive a promotional increase for your base salary of 20%. Your new annual salary will be $150,000. The effective date of this increase will be September 16, 2006.
We are proud to have you working with us and look forward to your continuing contributions!
Best Regards,
/s/ Julia Culkin

Julia Culkin
Vice President of Human Resources
Acknowledged and accepted:

/s/ Ross Winston Signature

Ross Winston

Date: 9/29/06